Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-180908 on Form S-3 of Boyd Gaming Corporation of our report dated March 29, 2012, relating to the consolidated financial statements of Peninsula Gaming, LLC and subsidiaries incorporated by reference in the Current Report on Form 8-K filed on May 24, 2012 by Boyd Gaming Corporation, and to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Davenport, Iowa

June 20, 2012